UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51118	41-2021446

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Meridian Crossings, Suite 800
Minneapolis, MN		55423

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (612) 851-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Press Release

Item 2.05. Costs Associated with Exit or Disposal Activities.
On June 20, 2007, we issued a press release, attached hereto as Exhibit 99.1, announcing a restructuring plan for our manufacturing business that is intended to improve our profitability and long-term growth prospects. This restructuring plan includes the reallocation of resources from our base Fourth Shift business to our SAP-related business, and a workforce reduction of approximately 55 positions in our worldwide manufacturing business and in finance/administration.
We currently expect to record a total restructuring charge of approximately $1.5 million, primarily for future cash expenditures for termination benefits and related costs, in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Of this total, substantially all of it is expected to be recorded in our third quarter 2007, with the remainder being recorded in our fourth quarter 2007 and first quarter 2008. Cash expenditures are expected to be completed by first quarter 2008.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
     Exhibit 99.1 Press Release dated June 20, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOFTBRANDS, INC.
Date: June 20, 2007	By:	/s/ GREGG A. WALDON
Gregg A. Waldon
Senior Vice President, Chief Financial Officer and Secretary

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